Exhibit 99.3
Unaudited Pro Forma Condensed Consolidated Combined Financial Statements
of Sybase, Inc. and Mobile 365, Inc.
     On November 8, 2006, Sybase acquired Mobile 365, Inc. (“Mobile 365”), a leading provider of application services that allows customers to easily deliver and financially settle mobile data messages, including short message services or SMS and multimedia messaging services or MMS.
     The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006, is based on the historical balance sheets of Sybase and Mobile 365 and has been prepared to reflect the merger as if it had been consummated on June 30, 2006. Such pro forma information is based on the historical consolidated balance sheet data of Sybase and Mobile 365 at June 30, 2006.
     The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2005, are based on the historical financial statements of Sybase and Mobile 365, after giving effect to the merger with Mobile 365 under the purchase method of accounting as if the acquisition occurred on January 1, 2005 and combine the historical operating results of Sybase for the year ended December 31, 2005 with the historical operating results of Mobile 365 for the twelve months ended March 31, 2006.
     The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2006, are based on the historical financial statements of Sybase and Mobile 365, after giving effect to the merger with Mobile 365 under the purchase method of accounting as if the acquisition occurred on January 1, 2006 and combine the historical operating results of Sybase for the six months ended June 30, 2006 with the historical operating results of Mobile 365 for the six months ended June 30, 2006.
     Because of differing accounting periods, the operating results of Mobile 365 for the three months ended March 31, 2006, are included in both the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2005 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2006. Total revenues and operating loss of Mobile 365 for the three month period ended March 31, 2006, were $23.9 million and $ 1.3 million, respectively.
     The Unaudited Pro Forma Condensed Consolidated Combined Statements of Operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the acquisition of Mobile 365 occurred as of the dates described, nor are these pro forma financial statements necessarily indicative of the future financial position or results of operations of the combined companies.
     The preliminary allocation of the purchase price was based upon a preliminary estimated fair value of developed technology and customer relationships and was determined by management with the assistance of a third-party valuation. The preliminary allocation of purchase price to the acquired assets and assumed liabilities of Mobile 365 is based on Mobil 365’s net book value as of June 30, 2006. Our estimates and assumptions are subject to change upon the finalization of the valuation. In performing the preliminary purchase price allocation of acquired intangible assets, the Company considered its intention for future use of the assets, analyses of historical financial performance and estimates of future performance of Mobile 365’s business lines, among other factors.
     The primary areas of the purchase price allocation that are not yet finalized relate to certain legal matters and exit accruals. If information becomes available to the Company prior to the end of the purchase price allocation period that would indicate that a liability is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation.
     The Unaudited Pro Forma Condensed Consolidated Combined Financial Statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Mobile 365. Accruals related to facilities closures and/or other costs in accordance with Emerging Issues Task Force (EITF) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, are based on assumptions and estimates that may change in the future due to changes in circumstances . Such changes in our current estimates would either increase or decrease the allocation of the purchase consideration to goodwill.
The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Sybase included in the annual report on Form 10-K and quarterly reports on Form 10-Q and the historical consolidated financial statements and accompanying notes of Mobile 365 included herein. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
SYBASE AND MOBILE 365
As of June 30, 2006

	Sybase	Mobile 365
	As of	As of	Pro Forma		Pro Forma
(In thousands, except share and per share data)	June 30, 2006	June 30, 2006	Adjustments		Combined
Current assets:
Cash and cash equivalents	$462,807	$31,203	$(416,723)		$77,287
Short-term investments	384,077				384,077

Total cash, cash equivalents and short-term cash investments	846,884	31,203	(416,723)		461,364
Restricted cash	2,900	219			3,119
Billed and unbilled accounts receivable, net	134,098	49,883			183,981
Deferred income taxes	4,662	1,220			5,882
Other current assets	19,668	5,055			24,723

Total current assets	1,008,212	87,580	(416,723)		679,069
Long-term cash investments	83,564				83,564
Restricted long-term cash investments	2,600				2,600
Property, equipment and improvements, net	54,852	15,240	(1,699	) (p)	68,393
Deferred income taxes	32,414				32,414
Capitalized software, net	68,007				68,007
Goodwill, net	242,192	55,355	-55,355	(b)	569,960
			327,768	(g)
Other purchased intangibles, net	82,485	18,848	-18,848	(a)	158,385
			75,900	(f)
Other assets	40,124	837			40,961

Total assets	$1,614,450	$177,860	$(88,957)		$1,703,353

Current liabilities:
Accounts payable	$11,057	$18,844			$29,901
Current maturities of long-term obligations		1,242			1,242
Accrued compensation and related expenses	46,679		$2,862	(A)	49,541
Accrued income taxes	41,991				41,991
Other accrued liabilities	62,412	35,742	2,322	(e)	97,976
			361	(p)
			-2,862	(A)
Deferred revenue	210,845	1,447			212,292

Total current liabilities	372,984	57,275	2,684		432,943
Deferred income taxes	—	—	28,300	(h)	28,300
Other liabilities	41,492	240			41,732
Long-term debt less current maturities		479			479
Long-term deferred revenue	4,364				4,364
Minority interest	5,079				5,079
Convertible subordinated notes	460,000				460,000
Stockholders’ equity:
Preferred stock, $0.001 par value		126,951	(126,951)	(c)
Common stock, $0.001 par value	105	22	(22)	(c)	105
Additional paid-in capital	951,797	11,397	(11,397)	(c)	951,797
Accumulated earnings (deficit)	52,643	(16,662)	16,662	(c)	52,643
Note due from stockholders		(75)			(75)
Other comprehensive income	29,414	(1,717)	1,717	(c)	29,414
Less: Cost of treasury stock	(303,428)	(50)	50	(c)	(303,428)

Total stockholders’ equity	730,531	119,866	(119,941)		730,456

Total liabilities and stockholders’ equity	$1,614,450	$177,860	$(88,957)		$1,703,353

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF
SYBASE AND MOBILE 365
For the Year Ended December 31, 2005

	Sybase	Mobile 365
	Twelve	Twelve
	Months Ended	Months Ended	Pro Forma		Pro Forma
(In thousands, except share and per share data)	December 31, 2005	March 31, 2006	Adjustments		Combined
Revenues:
License fees	$291,695				$291,695
Mobile services		$89,251			89,251

Services	527,000				527,000

Total revenues	818,695	89,251	—		907,946

Costs and expenses:
Cost of license fees	51,556				51,556
Cost of mobile services		47,012	567	(d)	47,579
Cost of services	156,325				156,325
Sales and marketing	250,003	17,167	1,297	(d)	268,467
Product development and engineering	139,011	3,425	150	(d)	142,586
General and administrative	92,106	18,610	1,452	(d)	112,168
Amortization of other purchased intangibles	6,639	4,561	(4,410	) (k)	17,633
			3,600	(l)
			7,243	(m)
Cost of restructure	1,115				1,115

Total costs and expenses	696,755	90,775	9,899		797,429

Operating income	121,940	(1,524)	(9,899)		110,517

Interest income and expense and other, net	14,824	904	(12,300	) (i)	3,428
Foreign currency transactions gain		1,633			1,633
Minority interest	(49)				(49)

Income before income taxes	136,715	1,013	(22,198)		115,530

Provision (benefit) for income taxes	51,132	2,292	(8,350	) (o)	45,074

Net income	$85,583	$(1,279)	$(13,848)		$70,456

Basic net income per share	$0.95	NA	NA		$0.78

Shares used in computing basic net income per share	90,307	NA	NA		90,307

Diluted net income per share	$0.92	NA	NA		$0.75

Shares used in computing diluted net income per share	93,257	NA	NA	(j)	93,778

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF
SYBASE AND MOBILE 365
For the Six Months Ended June 30, 2006

	Sybase	Mobile 365
	Six	Six
	Months Ended	Months Ended	Pro Forma		Pro Forma
(In thousands, except share and per share data)	June 30, 2006	June 30, 2006	Adjustments		Combined
Revenues:
License fees	$150,029				$150,029
Mobile services		$48,858			48,858
Services	260,538				260,538

Total revenues	410,567	48,858	—		459,425

Costs and expenses:
Cost of license fees	24,722				24,722
Cost of mobile services		27,367	$313	(d)	27,680
Cost of services	76,690				76,690
Sales and marketing	129,188	9,790	450	(d)	139,428
Product development and engineering	74,540	2,017	74	(d)	76,630
General and administrative	50,934	10,181	(54	) (j)	61,850
			788	(d)
Amortization of other purchased intangibles	3,098	2,243	(2,205	) (k)	8,558
			1,800	(l)
			3,621	(m)
Cost of restructure	100				100

Total costs and expenses	359,272	51,598	4,787		415,658

Operating income	51,295	(2,741)	(4,787)		43,767
Foreign currency transactions gain		602			602
Interest income and expense and other, net	13,275	543	(8,397	) (i)	5,421

Income before income taxes	64,570	(1,596)	(13,185)		49,789

Provision (Benefit)for income taxes	20,985	573	(4,665	) (o)	16,893

Net income	$43,585	$(2,169)	$(8,519)		$32,897

Basic net income per share	$0.49	NA	NA		$0.37

Shares used in computing basic net income per share	89,375	NA	NA		89,375

Diluted net income per share	$0.48	NA	NA		$0.36

Shares used in computing diluted net income per share	91,716	NA	NA	(j)	$92,237

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

SYBASE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS
Basis of Presentation
     On November 8, 2006, Sybase completed its acquisition of Mobile 365 whereby Mobile 365 became a wholly owned subsidiary of Sybase in a transaction accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations.” The total estimated purchase price of approximately $421.1 million, before possible working capital and other adjustments described in the acquisition agreement, includes cash payments, estimated direct transaction costs of $2.3 million, and estimated restructuring costs of $2.1 million.
     The preliminary estimated total purchase price of the merger is as follows (in thousands):

Cash	$416,723
Direct transaction costs	2,322
Restructuring costs	2,060

Total preliminary estimated purchase price	$421,105

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Mobile 365’s net tangible and intangible assets based on their estimated fair values as of November 8, 2006. Management has allocated the preliminary estimated purchase price based on preliminary estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the estimated purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization associated with certain assets is as follows (in thousands):

		First Year
	Amount	Amortization	Estimated Useful Life
Net tangible assets	$45,737
Identifiable intangible assets:
Developed existing technology	25,200	$3,600	7 years
Customer contracts and relationships	50,700	7,243	7 years
Goodwill	327,768
Deferred tax liability	(28,300)

Total preliminary estimated purchase price	$421,105	$10,843

     A preliminary estimate of $45.7 million, $75.9 million and $327.8 million has been allocated to net tangible assets acquired, amortizable intangible assets acquired and goodwill acquired, respectively.

Adjustments to the purchase price, if any, would generally result in a change in the amount allocated to goodwill acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Identifiable intangible assets. Developed existing technology relates to Mobile 365’s five platforms that have reached technological feasibility. Developed existing technology and patents represent a combination of Mobile 365’s platforms, billing systems and value-add applications used in the delivery of Mobile 365’s services developed through years of experience in design and development. Sybase will amortize the fair value of the acquired product rights based on the pattern in which the economic benefits of the intangible asset will be consumed.
     Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. Sybase will amortize the fair value of these assets based on the pattern in which the economic benefits of the intangible asset will be consumed.
     The method of future amortization is based on the pattern in which the economic benefits of the intangible assets are consumed. For these purposes, the Company has determined that the straight line method best approximates the economic benefit of the intangible assets to be utilized. This results in total estimated amortization expense for 2007, 2008, 2009, 2010, 2011 and thereafter of $10.8 million, $10.8 million, $10.8 million, $10.8 million, $10.8 million and $21.9 million, respectively.
     In-process research and development. As of the acquisition date, no amounts have been allocated to in-process research and development. In-process research and development is dependent on the status of new projects on the date the merger is consummated. Accordingly, there were no research and development projects in process on the date the merger was consummated.
     Goodwill. Approximately $327.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, the company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
     Restructuring. Restructuring costs related to Mobile 365 operations include, planned closure of certain Mobile 365 facilities and other costs associated with exiting activities and eliminating certain software licenses of Mobile 365. We currently estimate total restructuring costs associated with exiting activities of Mobile 365 to approximate $2.1 million. These costs are included in the assumed liabilities of Mobile 365 as of January 1, 2006 and will be recorded as part of the total acquisition purchase price of Mobile 365. There are no anticipated restructuring costs associated with employees and facilities of Sybase.
     Deferred tax liability. Approximately $28.3 million was established as a deferred tax liability for the future amortization of the intangible assets. In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the valuation allowance on M365’s financial statements as of June 30, 2006 was reduced by $28.3 million to the extent the deferred tax assets are more likely than not realizable.

2. Reclassifications
     Certain reclassification adjustments have been made to conform Mobile 365’s historical reported balances to the pro forma combined condensed financial statement basis of presentation. The reclassifications are as follows:
(A) To separately disclose M365’s accrued compensation.
3. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to Mobile 365’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and stock-based compensation, to reflect the estimated impact of restructuring activities, and to reflect the income tax effect related to the pro forma adjustments.
     There were no significant intercompany balances and transactions between Sybase and M365 as of the dates and for the periods of these pro forma condensed combined financial statements.
     The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sybase and Mobile 365 filed consolidated income tax returns during the periods presented.
     Sybase has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)	To eliminate Mobile 365’s historical intangible assets

(b)	To eliminate Mobile 365’s historical goodwill

(c)	To eliminate Mobile 365’s equity

(d)	To record deferred stock-based compensation related to unvested Mobile 365 stock options assumed and eliminate Mobile 365’s historical amortization of deferred stock-based compensation

(e)	To accrue Sybase’s direct costs of the transaction

(f)	To record the fair value of Mobile 365’s identifiable intangible assets

(g)	To record goodwill

(h)	To record the deferred tax assets and liability related to the identifiable intangible assets

(i)	To adjust interest income to reflect the effect of the transaction as if it occurred as of the first day of the period of the Pro Forma Condensed Consolidated Combined Statements of Operations

(j)	To adjust for estimated common stock dilution under the treasury method of Mobile 365 options assumed

(k)	To eliminate Mobile 365’s historical amortization of other intangible assets

(l)	To amortize acquired developed existing technology based upon the pattern in which the economic benefits of the intangible assets will be consumed

(m)	To amortize other intangible assets based upon the pattern in which the economic benefits of the intangible asset will be consumed

(o)	To adjust tax provision to reflect the effect of the pro forma adjustments

(p)	To record restructuring costs associated with exiting activities of Mobile 365
4. Pro Forma Earnings Per Share
     Pro forma basic and diluted earnings per share (“EPS”) are calculated using Sybase’s basic and diluted weighted average shares outstanding for the year ended December 31, 2005 and Sybase’s basic and diluted weighted average shares outstanding for the three months ended June 30, 2006 as this is a cash transaction and therefore shares used in the computation do not change except for the estimated common stock dilution for Mobile 365 options assumed totaling 521.